Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Operating Revenues:
Electric	$1,871	$2,138	$4,694	$5,222
Gas	130	130	625	731

Total operating revenues	2,001	2,268	5,319	5,953

Operating Expenses:
Fuel	359	467	1,032	1,217
Purchased power	236	332	532	796
Gas purchased for resale	40	46	304	413
Other operations and maintenance	424	432	1,309	1,368
Asset impairments and other charges	-	124	628	126
Depreciation and amortization	188	196	582	585
Taxes other than income taxes	119	121	356	355

Total operating expenses	1,366	1,718	4,743	4,860

Operating Income	635	550	576	1,093

Other Income and Expenses:
Miscellaneous income	17	18	54	51
Miscellaneous expense	7	5	29	15

Total other income	10	13	25	36

Interest Charges	113	113	338	336

Income Before Income Taxes	532	450	263	793

Income Taxes	158	163	82	293

Net Income	374	287	181	500

Less: Net Income (Loss) Attributable to Noncontrolling Interests	-	2	(1)	6

Net Income Attributable to Ameren Corporation	$374	$285	$182	$494

Earnings per Common Share - Basic and Diluted	$1.54	$1.18	$0.75	$2.05

Average Common Shares Outstanding	242.6	241.7	242.6	241.2

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30, 2012	December 31, 2011

ASSETS
Current Assets:
Cash and cash equivalents	$298	$255
Accounts receivable - trade, net	523	473
Unbilled revenue	265	324
Miscellaneous accounts and notes receivable	82	69
Materials and supplies	756	712
Mark-to-market derivative assets	134	115
Current regulatory assets	250	215
Other current assets	98	132

Total current assets	2,406	2,295

Property and Plant, Net	17,833	18,127
Investments and Other Assets:
Nuclear decommissioning trust fund	407	357
Goodwill	411	411
Intangible assets	14	7
Regulatory assets	1,655	1,603
Other assets	772	845

Total investments and other assets	3,259	3,223

TOTAL ASSETS	$23,498	$23,645

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$206	$179
Short-term debt	5	148
Accounts and wages payable	458	693
Taxes accrued	163	65
Interest accrued	145	101
Customer deposits	96	98
Mark-to-market derivative liabilities	155	161
Current regulatory liabilities	125	133
Other current liabilities	193	207

Total current liabilities	1,546	1,785

Long-term Debt, Net	6,781	6,677
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,385	3,315
Accumulated deferred investment tax credits	74	79
Regulatory liabilities	1,542	1,502
Asset retirement obligations	429	428
Pension and other postretirement benefits	1,152	1,344
Other deferred credits and liabilities	563	447

Total deferred credits and other liabilities	7,145	7,115

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,611	5,598
Retained earnings	2,259	2,369
Accumulated other comprehensive gain (loss)	2	(50)

Total Ameren Corporation stockholders’ equity	7,874	7,919
Noncontrolling Interests	152	149

Total equity	8,026	8,068

TOTAL LIABILITIES AND EQUITY	$23,498	$23,645

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended September 30,
	2012	2011

Cash Flows From Operating Activities:
Net income	$181	$500
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on asset impairments and other charges	628	126
Net gain on sales of properties	(11)	(12)
Net mark-to-market loss on derivatives	6	15
Depreciation and amortization	552	558
Amortization of nuclear fuel	63	51
Amortization of debt issuance costs and premium/discounts	17	17
Deferred income taxes and investment tax credits, net	40	302
Allowance for equity funds used during construction	(26)	(25)
Other	22	2
Changes in assets and liabilities:
Receivables	(19)	130
Materials and supplies	(44)	(34)
Accounts and wages payable	(157)	(192)
Taxes accrued	97	94
Assets, other	(29)	96
Liabilities, other	137	(2)
Pension and other postretirement benefits	19	(98)
Counterparty collateral, net	23	37
Premiums paid on long-term debt repurchases	(138)	-

Net cash provided by operating activities	1,361	1,565

Cash Flows From Investing Activities:
Capital expenditures	(905)	(758)
Nuclear fuel expenditures	(56)	(45)
Purchases of securities - nuclear decommissioning trust fund	(341)	(163)
Sales of securities - nuclear decommissioning trust fund	277	147
Proceeds from sales of properties	22	50
Other	(8)	18

Net cash used in investing activities	(1,011)	(751)

Cash Flows From Financing Activities:
Dividends on common stock	(284)	(279)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt and credit facility repayments, net	(143)	(379)
Redemptions, repurchases, and maturities of long-term debt	(754)	(150)
Issuances:
Long-term debt	882	-
Common stock	-	49
Capital issuance costs	(7)	-
Generator advances received for construction	4	-
Repayments of generator advances received for construction	-	(73)

Net cash used in financing activities	(307)	(837)

Net change in cash and cash equivalents	43	(23)
Cash and cash equivalents at beginning of year	255	545

Cash and cash equivalents at end of period	$298	$522